Exhibit 99.2

NanoViricides Announces Closing of ~$2 Million Registered Direct Offering

Shelton, Connecticut - May 18, 2026.

NanoViricides, Inc. (NYSE American: NNVC) (“NanoViricides” or the “Company”), a clinical stage, leading global pioneer in the development of broad-spectrum antivirals based on host-mimetic nanomedicine technology that viruses and their variants cannot escape, today announced the closing of its previously announced registered direct offering (the "Offering") of 1,333,334 million shares of common stock (or pre-funded warrants in lieu thereof), together with accompanying warrants to purchase 1,333,334 common shares (the "Offering"). The common shares, in combination with an accompanying full warrant (with each whole warrant being exercisable into one common share of the Company). The Offering was made to a single, fundamental institutional investor and priced at-the-market price of $1.50. Each whole warrant has an exercise price of US$1.75 per share and will be exercisable six months from issuance and will expire in three years. The Company received aggregate gross proceeds of $2,000,001 from the Offering, before deducting placement agent fees and other related expenses.

D. Boral Capital LLC acted as the exclusive placement agent for the Offering.

The ordinary shares (or pre-funded warrants in lieu thereof) were offered by the Company pursuant to an effective shelf registration statement on Form S-3 (Registration No. 333- 271706), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on May 22, 2023.

A prospectus supplement describing the terms of the proposed registered direct offering was filed with the SEC and is available on the SEC’s website at http://ww.sec.gov. A copy of the prospectus supplement and accompanying base prospectus relating to the offering may be obtained, when available, from D. Boral Capital LLC, 590 Madison Avenue, 39th Floor, New York, NY 10022, or by telephone at (212) 404-7002, or by email at dbccapitalmarkets@dboralcapital.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About NanoViricides

NanoViricides, Inc., is a publicly traded company (NYSE American: NNVC) (the "Company"), and a clinical stage, leading global pioneer in the development of broad-spectrum antivirals based on host-mimetic nanomedicine technology that viruses and their variants cannot escape. Its clinical stage, broad-spectrum, antiviral drug NV-387 has been granted an “Orphan Drug Designation” (ODD) by the US FDA Office of Orphan Products Development (OOPD). This could provide 7 years market exclusivity, tax credits for clinical trial costs, and fee exemptions upon approval. NV-387 is a revolutionary antiviral that we believe will be the drug offered at “first visit” when the patient presents to a doctor with any respiratory viral illness. NV-387 was also found to be highly effective in lethal animal infection models of Influenza, RSV, Coronaviruses, Monkeypox, Smallpox, and Measles.

Forward-Looking Statements

Statements made in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends, and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate and involve factors that may cause actual results to differ materially from those projected or suggested. These risks include, but are not limited to, the ability to complete the offering on the terms described or at all, the ability to satisfy customary closing conditions, market conditions, regulatory developments affecting the digital asset and stablecoin industries, and other risks described in the Company’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Risk Factors” in the Company’s Annual Reports on Form 20-F, as may be supplemented or amended by the Company’s Reports of a Foreign Private Issuer on Form 6-K. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information, or otherwise.

Contacts

For enquiries,

Contact:
NanoViricides, Inc.
info@nanoviricides.com

Public Relations Contact:
ir@nanoviricides.com

Source: NanoViricides, Inc.